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                                                                EXHIBIT 99(a)(1)

                                Ultra Series Fund
                        (A Massachusetts Business Trust)

                                    Amendment
                                       to
                    Amended and Restated Declaration of Trust

     Pursuant to General Laws of Massachusetts, Chapter 182, Section 2, and
           Code of Massachusetts Regulations, Title 950, Section 109.3

      The undersigned, being at least a majority of the Trustees of Ultra Series Fund, a Massachusetts business trust (the "Trust"), hereby state that the following amendments to the Trust's Amended and Restated Declaration of Trust (the "Declaration of Trust") have been duly approved and adopted by the Trustees and the shareholders of the Trust in accordance with the Declaration of Trust:

            1. Section 4.4 of the Declaration of Trust is deleted in its entirety.

            2. The second sentence of Section 9.2 of the Declaration of Trust is deleted and replaced with the following:

            "Election of Trustees shall be by the affirmative vote of the holders of at least a majority of the votes which are represented in person or by proxy at such meeting, with the number of votes computed as provided in Section 6.2(d)."

            3. The first two sentences of Section 13.1 of the Declaration of Trust are deleted and replaced with the following:

            "The provisions of this Declaration of Trust may be amended or altered (except as to the limitations on personal liability of the Shareholders and Trustees and the prohibition of assessments upon Shareholders), or the Trust may be terminated, at any meeting of Shareholders called for the purpose, by the affirmative vote of the holders of a majority of the votes which are entitled to be cast at such meeting, or by an instrument or instruments in writing, without a meeting, signed by a majority of the Trustees and the holders of a majority of the votes then entitled to be cast; provided, however, that the Trustees may, from time to time by a two-thirds vote of the Trustees, and after 15 days prior written notice to the Shareholders, amend or alter the provisions of this Declaration of Trust, without the vote or assent of the Shareholders, to the extent deemed by the Trustees in good faith to be necessary to conform this Declaration to the requirements of the regulated investment company provisions of the Code or the requirements of applicable federal laws or regulations or any interpretation thereof by a court or other governmental agency of competent jurisdiction but the Trustees shall not be liable for failing to do so. Notwithstanding the foregoing, (i) no amendment may be made pursuant to this Section
            13.1 which would change any rights with respect

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            to any outstanding Shares of the Trust by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or written consent of the holders of two-thirds (2/3) of the votes then entitled to be cast thereon; and (ii) no amendment may be made with respect to the investment restrictions contained in
            Section 4.2 hereof without the affirmative vote of the holders of a majority (as defined in the 1940 Act) of the votes of the Class of stock affected by such change. For purposes of this Section 13.1, the number of votes entitled to be cast on any proposed amendment or termination of the Declaration of Trust shall be determined in accordance with the provisions of Section 6.2(d) of this Declaration."

      The foregoing amendments to the Declaration of Trust shall be effective upon the filing of this Amendment with the Secretary of State of the Commonwealth of Massachusetts.

      In witness whereof, the undersigned Trustees have signed this Amendment as of the 18th day of March, 2005.

/s/ Rolf F. Bjelland                        /s/ Lawrence R. Halverson
----------------------------                -------------------------------
       Rolf F. Bjelland                              Lawrence R. Halverson

/s/ Gwendolyn M. Boeke                      /s/ Steven P. Riege
----------------------------                -------------------------------
       Gwendolyn M. Boeke                            Steven P. Riege

/s/ Michael S. Daubs                        /s/ Richard E. Struthers
----------------------------                -------------------------------
       Michael S. Daubs                              Richard E. Struthers

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